UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024 (February 9, 2024)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2024, 1847 Holdings LLC (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) and a placement agency agreement (the “Placement Agreement”) with Spartan Capital Securities, LLC, as placement agent (the “Placement Agent”), relating to the Company’s public offering of common shares and pre-funded warrants (the “Offering”). Pursuant to the Purchase Agreement and the Placement Agreement, the Company agreed to issue and sell to the Purchasers an aggregate of 1,825,937 common shares and 3,174,063 pre-funded warrants for the purchase of 3,174,063 common shares (the “Warrants”), at an offering price of $1.00 per common share and $0.99 per Warrant, for total gross proceeds of $5,000,000, pursuant to the Company’s registration statement on Form S-1 (File No. 333-276670) under the Securities Act of 1933, as amended (the “Securities Act”).

On February 14, 2024, the closing of the Offering was completed. Pursuant to the Placement Agreement, the Placement Agent received a cash transaction fee equal to 8% of the aggregate gross proceeds and reimbursement of certain out-of-pocket expenses. After deducting these and other offering expenses, the Company received net proceeds of approximately $4,460,000. The Company used $1,250,000 of the net proceeds to repay certain debt and plans to use the remaining net proceeds for working capital and general corporate purposes.

The Warrants are exercisable at any time until they are exercised in full at an exercise price of $0.01 per share, which has been pre-paid by the Purchasers in full. The exercise price and number of common shares issuable upon exercise will adjust in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the common shares. Notwithstanding the foregoing, a holder will not have the right to exercise any portion of a Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the exercise, which such percentage may be increased or decreased by the holder, but not in excess of 9.99%, upon at least 61 days’ prior notice to the Company.

The Purchase Agreement, Placement Agreement and Warrants include customary representations, warranties and covenants by the Company. They also provide that the Company will indemnify the Purchasers and the Placement Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Placement Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the Placement Agreement and the form of Warrant attached hereto as Exhibits 10.1, 1.1 and 4.1, respectively, which are incorporated herein by reference.

Item 8.01	Other Events.

On February 9, 2024, the Company issued a press release announcing the Offering. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On February 14, 2024, the Company issued a press release announcing the closing of the Offering. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Placement Agency Agreement, dated February 9, 2024, between 1847 Holdings LLC and Spartan Capital Securities, LLC
4.1	Form of Pre-Funded Common Share Purchase Warrant, dated February 14, 2024
10.1	Form of Securities Purchase Agreement, dated February 9, 2024, among 1847 Holdings LLC and the Purchasers signatory thereto
99.1	Press Release issued on February 9, 2024
99.2	Press Release issued on February 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2024	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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